EXHIBIT 99.1
News Release dated April 14, 2010

NEWS RELEASE

FOR IMMEDIATE RELEASE

April 14, 2010

Contact: Steve Grubner, President

888-400-7179 Ext.4

www.machonecorp.com

MACH ONE CORPORATION EXPANDS – ACQUIRES WHITE HAT BRANDS

Mach One Acquisition of Fast-Growing Health and Wellness Company Enables White Hat Brands, LLC To Reach More Consumers

BELGIUM, WISCONSIN, APRIL 14, 2010 (BUSINESS WIRE)  - – Mach One Corporation (OTCBB: MNCN), a global wellness solutions company, and White Hat Brands, LLC today announced the two companies have completed a definitive agreement whereby Mach One has acquired 100% interest in the fast-growing maker of kids’ health and wellness beverages, including White Hat’s top-seller Dog On It® Fortified Juice Beverages. Financial terms of the deal were not disclosed. “This acquisition will enable us to substantially and quickly grow our revenue in the very high profile children’s healthy food and beverage marketplace.” said Steve Grubner, president of Mach One.

"We started White Hat Brands four years ago with modest resources but an ambitious vision to provide a delicious healthier drink choice to every kid in America” said Kevin P. Quirk, president and CEO of White Hat Brands. “Developed with sensitivity to the alarming growth in health-related childhood diseases, and with a more sophisticated, health-conscious consumer in mind, White Hat Brands is thrilled to complete this merger with Mach One and extend our brands and  mission to a much wider audience," continued Quirk.

In combining with White Hat, Mach One is creating a new consumer-driven business unit, the Nutritional Products Division, focused on healthy food and beverages. The newly formed division will be run by current White Hat management, spearheaded by Quirk.  "White Hat Brands is at the forefront of the rapidly growing health and wellness arena, and Kevin and his management team have successfully anticipated and met consumer needs in this expanding category," said Tad Ballantyne, interim CEO of Mach One. "This transaction is a prime example of our commitment to execution of our mission to bring nutritional branded consumer products to market beyond the more clinical therapeutic bio-solutions we produce,” continued Ballantyne.

White Hat Brands, LLC was started in 2006 by Quirk after a long career with The Coca-Cola Company.  After successfully testing Dog On It® in the Northeast and developing several other pipeline products, White Hat was introduced to Mach One Corp through a mutual investor.  "This is our chance to bring health and wellness food and beverages to the mainstream…Customers and consumers will get to discover that being healthy can also taste good,” added Grubner.

About White Hat Brands, LLC

Atlanta-based White Hat Brands is committed to promoting the health and wellness of children by providing healthy and nutritious products and related services to support healthy eating habits and regular physical activity, especially during the pre-teen years. The company produces a variety of great-tasting, fortified juice beverages for kids under the brand Dog On It!™ that are made with all-natural ingredients and loaded with calcium and vitamins A, B, C, D & E - without adding excess sugar or high fructose corn syrup. Please see (www.whitehatbrands.com) for more information.

About Mach One Corporation:

Mach One Corporation, a publicly traded company ( MNCN: OTCBB) -(www.machonecorp.com), is a global wellness company that provides biotechnology based solutions to help address one of the world’s most pressing and costly needs—positive, long-term health and longevity benefits for humans and disease-threatened animals for commercial operations. While animal wellness, organic and sustainable products have been the company’s initial, primary focus; the company plans to bring to market nutritional-branded products along with therapeutic bio-solutions in the near future. An ongoing objective of Mach One will be to remain agile and swift in the company’s efforts to spot business opportunities that support its vision of making positive contributions towards greater global wellness.

Cautionary Statement: This news release may include certain “Forward-looking statements” within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this release are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. This notice expressly qualifies all forward-looking statements in this release.

For More Information, Contact:

Paul Allen Associates

561-733-0081

954-415-4691